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                                LEASE AGREEMENT

         This Lease is entered into on the 19th day of February, 1999, by and between INTRAM INVESTMENT CORPORATION ("Intram"), an Ohio corporation, whose address is 11157 Snider Road, Cincinnati, Ohio 45249, and LIGHT TOUCH VEIN & LASER, INC. ("Light Touch"), an Ohio corporation, whose address is 10663 Montgomery Road, Cincinnati, Ohio 45242.

         WHEREAS, Intram is the owner of certain vehicles as set forth in Exhibit "A" attached hereto; and

         WHEREAS, Light Touch desires to lease said vehicles from Intram; and

         WHEREAS, Intram is agreeable to leasing the vehicles to Light Touch.

         NOW THEREFORE, the parties agree as follows:

1.  VEHICLES

         Intram hereby leases to Light Touch upon the terms and conditions set forth herein, the vehicles set forth in Exhibit "A" attached hereto.

2.  TERM

         The term of this Lease shall be twelve months (12) months, commencing March 1, 1999.

3.  RENT

         Light Touch shall pay a base rent to Intram of Twenty-four Thousand Nine Hundred Eleven and 28/100 Dollars ($24,911.28), payable in twelve (12) equal monthly installments of Two Thousand Seventy-five and 94/100 Dollars ($2,075.94), due and payable on the first day of each month. A 10% penalty of Two Hundred Seven and 59/100 Dollars ($207.59) shall be assessed to the rental payment should rent not be paid on or before the due date each month.

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         Time is of the essence as to rent payments.

4.  SECURITY DEPOSIT

         A security deposit of Two Thousand Seventy-five and 94/100 Dollars ($2075.94) shall be delivered to Intram at the signing of this Lease. Intram acknowledges receipt of said security deposit by its signature on this LEASE.

5.  TITLE

         Light Touch will ensure that the vehicles' titles are registered in the name of Intram Investment Corporation. Light Touch is responsible for the costs of all license, title and registration costs. Light Touch will maintain the vehicles' registration as required by law.

6.  MAINTENANCE

         Light Touch shall, at its own expense, service the vehicles according to the manufacturers recommendations and keep them in good condition and running order. Light Touch shall make no modifications to the vehicles without permission from Intram. Light Touch shall also keep complete maintenance books on the vehicles. Light Touch shall not use or knowingly permit the automobiles to be used for any unlawful purpose.

6.  INSURANCE

         Light Touch shall, during the term of this Lease, insure the vehicles with a minimum coverage of commercial auto coverage with limits as set forth in the Light Touch Vein & Laser, Inc. Property and Casualty Insurance Policy effective 12-31-98. Intram shall be named as "Loss


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Payee" on said policy. Upon request, Light Touch shall furnish a copy of the insurance policy to Intram.

7.  INDEMNIFICATION

         Light Touch shall indemnify and hold Intram harmless from any and all liability arising out of any use of the vehicles.

8.  ASSIGNMENT

         This Lease shall be non-assignable by Light Touch.

9.  TRAFFIC TICKETS

         Light Touch is responsible for any and all traffic and/or parking tickets issued to the driver of any of the vehicles.

10. DEFAULT

         Light Touch will be in default and, subject to any right it may have to cure the default, Intram may terminate this Lease early if:

     1)   Payment is not made when due;

     2) A lien or other claim is made against this Lease or one or both of the vehicles;

     3)   A bankruptcy petition is filed by or against Light Touch;

     4)   Ligbt Touch does not comply with any terms of this Lease.

Should Light Touch default, Intram may, as applicable law permits, peacefully take back the


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

vehicles without notifying Light Touch. Light Touch may recover any personal property in the vehicle only if it claims the property within 20 days after vehicle is taken back by Intram. Light Touch is responsible for all expenses involved in the repossession, storing and transporting of the vehicles, as well as all legal costs and attorneys' fees, to the extent permitted by law.

         IN WITNESS WHEREOF, the parties have hereunto set their hands.




Witness:                               INTRAM INVESTMENT CORPORATION


/s/ Kim L. Hartman                     BY: /s/ Gregory F. Martini
------------------------                  ----------------------------------
                                           Gregory F. Martini, President
/s/ Julie Crossley
------------------------

Witness:                               LIGHT TOUCH VEIN & LASER, INC.


/s/ Kim L. Hartman                     BY: /s/ Colin C. Herd
------------------------                  ----------------------------------
                                          Colin C. Herd, Secretary
/s/ Julie Crossley
------------------------





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